                                                Filed Pursuant to Rule 424(b)(4)
                                                      Registration No. 333-76144


                              PROSPECTUS SUPPLEMENT
                                       to
           Prospectus dated February 19, 2002 and supplemented by the
         Prospectus Supplements, dated March 13, 2002, April 22, 2002,
           April 25, 2002, April 30, 2002, May 13, 2002, May 17, 2002,
            November 14, 2002, November 21, 2002, November 22, 2002,
             December 5, 2002, December 20, 2002, January 13, 2003,
       January 14, 2003, January 27, 2003, February 5, 2003, April 1, 2003
                                and April 8, 2003

                                       of
                                  FINDWHAT.COM


         Tenzer Greenblatt LLP (formerly known as Blank Rome Comisky & McCauley LLP ("Tenzer") sold the following number of shares of our common stock on the following dates at the per share prices set forth below:

o        3,212 shares at $10.30 per share on April 7, 2003.

These sales was effected by First Clearing Corporation, as agent, at a total commission charge of $683.92. Immediately following these sales, Tenzer beneficially owned no shares of our common stock.

         On April 8, 2003, the closing price per share of our common stock on the Nasdaq SmallCap Market was $10.60.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this Prospectus Supplement is April 9, 2003.